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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement on Form S-8 of our report dated November 29, 1999 relating to the financial statements of Olympic Cascade Financial Corporation and Subsidiaries as of September 24, 1999 and September 25, 1998 and for each of the years then ended.



                                           /s/ Feldman Sherb Horowitz & Co, P.C.
                                           Feldman Sherb Horowitz & Co., P.C.
                                           Certified Public Accountants

May 31, 2000
New York, New York







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